UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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The Procter & Gamble Company

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The Procter & Gamble Company
News Release	One P&G Plaza Cincinnati, OH 45202

P&G Highlights Strategy that is Creating Shareholder Value

in New Investor Presentation

Provides Details on P&G’s Highly Engaged Board of Directors Overseeing Transformation

Underscores Why Nelson Peltz is Not Right for P&G’s Board and Risks Derailing the

Significant Progress Underway

CINCINNATI – September 12, 2017 – Procter & Gamble (NYSE:PG) announced today the filing of a comprehensive investor presentation summarizing the Company’s recent transformation into a stronger, more focused and more profitable company with an innovative, market leading portfolio of brands that is creating shareholder value ahead of industry peers.

The presentation highlights the Company’s significant productivity improvements to fuel sales and earnings growth and investment in brands and categories, as well as changes to the Company’s structure and culture that are enabling clear ownership and accountability for decisions and results. The presentation further details the strength of P&G’s innovation that is growing markets and market share for the Company’s leading brands across categories, as well as its leadership in digital and e-commerce.

Finally, the presentation outlines why Trian’s views are flawed and outdated and why Nelson Peltz is not the right candidate for P&G’s best-in-class Board of Directors.

The presentation is available at https://voteblue.pg.com/our-plan. Additional materials regarding the recommendations of P&G’s Board and management team for the 2017 Annual Meeting of Shareholders can also be found on this website.

Highlights of the P&G presentation include:

1.	P&G Has Delivered Strong Returns Driven By Steady Progress and Results

•	P&G has outperformed peers and the market in Total Shareholder Return (TSR).
○	Since November 1, 2015, P&G has delivered 28% TSR.
○	Since November 1, 2015, P&G peers have delivered 13% TSR.
○	Since November 1, 2015, companies where Mr. Peltz serves on the Board have delivered 4% TSR[1].
•	Sales growth in key markets like China is accelerating.
○	All categories in China are expected to grow in FY18, compared to only one in FY16.
○	Sales growth has accelerated and is growing mid-single digits this quarter versus -5% growth in FY16.

2.	P&G Has a Focused Portfolio of Leading Brands Consistently Ranked #1 in their Categories

•	P&G’s brands are consistently ranked #1 in market share in categories where products solve problems and performance drives purchase.
○	#1 global share position in seven of 10 categories.
○	#2 global share position in three other categories.
•	P&G has more billion dollar brands than any other competitor.
•	P&G is accelerating market share progress.
○	50% of Top 20 countries growing or holding market share.
○	70% of Top 20 brands growing or holding market share.

3.	P&G is Investing in Innovation to Grow Markets and Market Share

•	P&G has been an innovation leader for more than 50 years and has delivered new brands (e.g. Always Discreet) and blockbuster new sub-brands (e.g. Tide PODS), and upgraded the superiority of entire brands (e.g. Head & Shoulders) to sustain their market-leading growth.
•	P&G has five of the Top 10 and seven of the Top 25 innovations in the 2016 IRI New Product Pacesetters Report™ for the most successful non-food product launches.
•	Since the first IRI New Product Pacesetters™ Report in 1995, P&G has had more than 170 products make the Top 25 list in non-food categories—more than its six largest competitors combined.

4.	P&G has a Highly Engaged, Independent Board Composed of Best-in-Class Leaders, with Shareholder Friendly Corporate Governance

•	The Board includes men and women who are established leaders across a variety of industries with vast knowledge and expertise to navigate complex situations and make difficult decisions.
•	The diverse experience of P&G’s Directors includes consumer products, retail, digital technology, innovation, healthcare, government, law, technology, and education.
•	The P&G Board is actively involved in setting and delivering P&G’s plan to drive growth and leading shareholder value.
•	Ten of 11 Directors are independent and four Directors were added in the last five years.

5.	P&G has Done its Homework. Nelson Peltz is Not Right for the P&G Board

•	P&G’s Board and management have maintained an open dialogue and have had no fewer than 16 interactions with Trian.
•	P&G previously studied numerous organization designs – including one similar to Trian’s proposed reorganization plan – and concluded that it would result in higher costs, lower efficiency, reduced profits, and an added layer of management complexity.
•	Trian often points to its past investments as a measure of strong performance and investment prowess. However, a review of Trian investments within the consumer sector highlight tactics that can harm long-term objectives.

•	The “initiatives” offered by Mr. Peltz confirm Trian has an outdated and misinformed view of P&G and the current environment.
•	The P&G Board and management have talked to numerous directors, CEOs and others who have worked with Mr. Peltz, and positive recommendations were not forthcoming.
•	Several people, however, would only speak candidly about their experiences with Mr. Peltz if those discussions were kept confidential, for fear of retribution.
•	Mr. Peltz does not have the requisite skills nor the experiences P&G seeks, and is not right for the P&G Board.

Now is the time for P&G to continue building momentum and prevent anything from derailing the work that is delivering results for all P&G shareholders. P&G strongly recommends that shareholders vote the BLUE Proxy Card in support of all of P&G’s highly qualified Directors.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

1TSR calculations since November 1, 2015. Market data as of September 6, 2017. The peers selected by Trian in its September 6, 2017 White Paper are as follows: Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. The TSR for “Peltz

Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s. The TSR for “P&G Peers” is a simple average, which follows the same methodology utilized by Trian in its measurement of the same peer constituency in its presentation filed with the SEC on September 6, 2017.

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Contacts

P&G Media Contact:

Damon Jones, 513-983-0190

Jones.dd@pg.com

or

P&G Investor Relations Contact:

John Chevalier, 513-983-9974